UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020 (April 15, 2020)

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37729	36-4829580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on April 13, 2020 (the “Petition Date”), LSC Communications, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (collectively, the “Chapter 11 Cases”).

On April 15, 2020, the Bankruptcy Court entered an interim order (the “Interim Order”) granting interim approval of entry into a Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto (the “DIP Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “DIP Agent”), pursuant to which the DIP Lenders have committed to provide a senior secured superpriority debtor-in-possession credit facility in an aggregate principal amount not to exceed $100 million (the “DIP Facility”). On April 15, 2020 (the “Closing Date”), the Company, the DIP Agent and the DIP Lenders entered into the DIP Credit Agreement.

The DIP Facility consists of (i) revolving loans not to exceed an aggregate amount of $55 million (the “Revolving Loans”), subject to the limitation in the next succeeding sentence, and (ii) letters of credit not to exceed an aggregate amount of $45 million, with $5 million of that amount being available for the issuance of new letters of credit (together with the Revolving Loans, the “DIP Loan Commitments”). During the interim period prior to the entry of a final order of the Bankruptcy Court authorizing the DIP Facility (the “Final Order”), the Company’s capacity to incur Revolving Loans is limited to an aggregate amount of up to $27.5 million.

Borrowings under the DIP Facility bear interest at a rate (the “Interest Rate”) per annum equal to, at the Company’s option, either (i) the Alternate Base Rate (as defined in the DIP Credit Agreement) plus 5.75% , or (ii) LIBOR plus 6.75%. Upon an event of default under the DIP Credit Agreement (an “Event of Default”), an additional 2.00% may be added to the Interest Rate. In addition, the Company is required to pay (i) an unused line fee of 0.50% per annum (payable quarterly in arrears) on the average daily unused portion of the DIP Loan Commitments, (ii) a commitment fee of (x) 1.00% per annum on the DIP Loan Commitments, regardless of usage, plus (y) $100,000 per week for the first 20 weeks after the Closing Date, in each case, payable quarterly in arrears, (iii) a participation fee equal to 6.75% multiplied by the amounts available to be drawn under outstanding letters of credit, payable quarterly, and (iv) a fronting fee equal to 0.125% per annum on amounts available to be drawn under outstanding letters of credit, payable quarterly.

Proceeds of the loans made under the DIP Facility may be used only for the following purposes: (i) working capital and other general corporate purposes, including the payment of professional fees and expenses, (ii) to pay the reasonable fees and expenses of the DIP Agent and the DIP Lenders (including the reasonable fees and expenses of counsel and financial advisors), (iii) to pay claims in respect of certain prepetition creditors, (iv) to repay indebtedness owed to holders of the Prepetition Priority Payment Obligations (as defined in the DIP Credit Agreement) (the “Prepetition Revolving Lenders”), and (v) making adequate protection payments to the Prepetition Revolving Lenders, the Prepetition Term Lenders and the Prepetition Secured Noteholders (each as defined in the DIP Credit Agreement).

In connection with the DIP Credit Agreement, certain subsidiaries of the Company became parties to a guarantee agreement as guarantors (collectively, the “Guarantors,” and together with the Company, the “DIP Credit Parties”). Each of the Guarantors is a debtor and debtor-in-possession in the Chapter 11 Cases. The Guarantors have guaranteed, on a joint and several basis, all of the obligations under the DIP Facility. To secure the obligations under the DIP Facility, the Company and the Guarantors have granted liens on substantially all of their assets, whether now owned or hereafter acquired.

The DIP Facility will mature on the earliest of the following dates: (i) unless the Final Order is entered, May 15, 2020, (ii) the date upon which any Plan of Reorganization (as defined in the DIP Credit Agreement) becomes effective, or (iii) the six-month anniversary following the Petition Date, provided that such maturity may be extended with the consent of the Required Lenders (as defined in the DIP Credit Agreement) to a date no later than nine months after the Petition Date.

The DIP Credit Agreement contains representations, warranties and covenants that are customary for debtor-in-possession facilities of this type, including, but not limited to, certain case milestones, specified restrictions on indebtedness, liens, guarantee obligations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, voluntary payments of other indebtedness, investments, loans and advances, transactions with affiliates, sale and leaseback transactions and compliance with case milestones. The DIP Credit Agreement also contains customary events of default for facilities of this type, including failure to achieve the milestones and the occurrence of certain events in the Chapter 11 Cases.

The DIP Facility is subject to final approval by the Bankruptcy Court.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above of this Current Report with respect to the DIP Credit Agreement is incorporated herein by reference.

Cautionary Note Regarding the Chapter 11 Cases

The Company’s stockholders are cautioned that it is possible that the Company’s stockholders will receive nothing in exchange for their common stock upon the Company’s emergence from bankruptcy and that the common stock will have no value and that trading in securities of the Company during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. It is possible the Company’s outstanding common stock and other securities may be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court. In such an event, the Company’s stockholders and other security holders would not be entitled to receive or retain any cash, securities or other property on account of their cancelled securities. Trading prices for the Company’s common stock and other securities may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain forward-looking statements. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Company’s expected motions to be filed in the Chapter 11 proceeding and the dispositions of such motions, continued operations and customer and supplier programs while in a Chapter 11 proceeding, cash needed to support our operations while in a Chapter 11 proceeding, ability to lower debt and interest payments, ability to operate while in a Chapter 11 proceeding, and ability to pay our creditors and credit rating. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to address the going concern considerations described in the footnotes to our audited consolidated financial statements and maintain liquidity to fund our operations during the Chapter 11 Cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Cases; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; the competitive market for our products and industry fragmentation affecting our prices; the inability to improve operating efficiency to meet changing market conditions’ the impact of the coronavirus pandemic on our business and operations, including demand for our products and services, and our ability to effectively manage the impacts of the coronavirus on our business operations; the effects of global market and economic conditions on our customers and suppliers; and other factors affecting the Company detailed from time to time in the Company’s filings with the SEC that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to LSC Communication, Inc.’s filings with the SEC that are available at www.sec.gov and in particular, our 2019 Form 10-K filed with the SEC on March 2, 2020. We caution you that the list of important factors included in our SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this document may not in fact occur. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	DIP Credit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: April 17, 2020	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel